SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by registrant  |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

  |_|    Preliminary proxy statement

  |X|    Definitive proxy statement

  |_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

  |_|    Definitive additional materials

  |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

            _____________SIGNAL TECHNOLOGY CORPORATION______________
                (Name of Registrant as Specified in Its Charter)

         --------------------------------------------------------------
    (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   |X|   No fee required

   |_| Fee computed on table below per Exchange Act Rules 14a-(6)(i)() and 0-11.

   (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------------

   (2) Aggregate number of securities to which transactions applies:

         --------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

         --------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------

   (5) Total fee paid:

         --------------------------------------------------------------

   |_|   Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)   Amount previously paid:

         --------------------------------------------------------------

   (2) Form, schedule or registration statement no.:

         --------------------------------------------------------------

   (3) Filing party:

         --------------------------------------------------------------

   (4) Date filed:

         --------------------------------------------------------------



---------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                         SIGNAL TECHNOLOGY CORPORATION


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             May 5, 1998-9:00 A.M.

     You are hereby notified that the Annual Meeting of Stockholders of Signal Technology Corporation will be held on May 5, 1998, at 9:00 a.m., at the offices of the Keltec Division of the Company, 84 Hill Avenue, Fort Walton Beach, Florida, to consider and act upon the following matters:

   1. To elect one class of two directors;

   2. To ratify the action of the directors in selecting Coopers & Lybrand L.L.P. as independent accountants for the Company; and

   3. To transact such other business as may properly come before the meeting.

     If you are unable to attend the meeting personally, please be sure to date, sign and return the enclosed proxy in the envelope provided to: Proxy Department, Bank of Boston, c/o Boston EquiServe, P.O. Box 9379, Boston, Massachusetts 02102-9379.

     Only stockholders of record on the books of the Company at the close of business on April 1, 1998 are entitled to notice of and to vote at the meeting.


                                             By Order of the Board of Directors,



                                             HARRY R. HAUSER,
                                             Secretary


Dated: April 8, 1998

                         SIGNAL TECHNOLOGY CORPORATION

                              EXECUTIVE OFFICES:
                              975 BENECIA AVENUE
                          SUNNYVALE, CALIFORNIA 94086

                                PROXY STATEMENT

     This proxy statement and the accompanying proxy card are being mailed to stockholders commencing on or about April 8, 1998. The accompanying proxy is solicited by the Board of Directors of Signal Technology Corporation (hereinafter called the "Company") for use at the Annual Meeting of Stockholders to be held on May 5, 1998, and any adjournment or adjournments thereof. The cost of soliciting proxies will be borne by the Company. Directors, officers and a few employees may assist in the solicitation of proxies by mail, telephone, telegraph and personal interview without additional compensation.

     When a proxy is returned properly signed, the shares represented thereby will be voted by the persons named as proxies in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If a proxy is signed and returned without specifying choices, the shares will be voted 'FOR' proposals 1 and 2 and at the discretion of the persons named as proxies in the manner they believe to be in the best interests of the Company as to other matters that may properly come before the meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the meeting by written notice to the Company, by oral notice to the Secretary at the meeting or by submitting a later dated proxy.

     The Board of Directors has fixed the close of business on April 1, 1998 as the record date for the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 7,443,507 shares of the Company's Common Stock, $.01 par value ("Common Stock") issued and outstanding, each of which is entitled to one vote. The holders of Common Stock do not have cumulative voting rights.

                               QUORUM AND VOTING

     The presence in person or by proxy at the annual meeting of holders of one third (1/3) of the Common Stock issued and outstanding is required for a quorum. Therefore, holders of not less than 2,481,169 shares of Common Stock must be present in person or by proxy for there to be a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of directors and/or abstain from voting on the ratification of the accountants, as well as "broker non-votes," discussed below, count toward establishing the presence of a quorum.

     Assuming the presence of a quorum, directors of the Company are elected by plurality vote of the shares of Common Stock present in person or by proxy and voting in the election of directors. Shares may be voted for or withheld from each nominee for election as a director. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and have no effect on the election of directors of the Company.

     Under applicable rules, brokers who hold shares of the Company's Common Stock in street name have the authority to vote the shares in the broker's discretion on "routine" matters if they have not received specific instructions from the beneficial owner of the shares. The uncontested election of directors and the ratification of independent accountants are "routine" matters for this purpose. With respect to matters which are determined by the appropriate broker-dealer regulatory organization to be "non-routine," brokers may not vote shares held in street name without specific instructions from the beneficial owner. If a broker holding shares in street name submits a proxy card on which the broker physically lines out the matter, that action is called a "broker non-vote" as to that matter. "Broker non-votes" are not counted in determining the number of votes cast with respect to the matter. If a broker submits a proxy but does not indicate a specific choice on a "routine" matter, the shares will be voted as specified in the proxy card. At this meeting of the Company's stockholders, shares represented by such a proxy card would be voted for the election of the director nominees and for ratification of the independent accountants.

                             ELECTION OF DIRECTORS
                            (Item 1 on Proxy Card)

     The By-laws of the Corporation provide for a six member Board of Directors, divided into three classes of two members each, with the terms of each class staggered so that the term of the class expires on the third anniversary of the annual meeting of the stockholders at which the class was elected. Accordingly, the term of one class of directors expires at each annual meeting of stockholders.

     The term of one class of directors, currently consisting of Bernard P. O'Sullivan and Joseph Schneider, expires at the 1998 annual meeting. Effective as of December 1, 1997, James S. Walsh resigned as a director of the Company. It is proposed to leave the position vacated by Mr. Walsh unfilled at the present time. Unless otherwise instructed in the proxy, all proxies will be voted to elect Messrs. O'Sullivan and Schneider to a three-year term expiring at the 2001 annual meeting, with each such director to hold office until his successor has been duly elected and qualified. Messrs. O'Sullivan and Schneider are currently members of the Board of Directors and are standing for re-election. The Company does not contemplate that Mr. O'Sullivan or Mr. Schneider will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THE ELECTION OF MESSRS. O'SULLIVAN AND SCHNEIDER.

     As described at the beginning of this proxy statement, directors are elected by a plurality of the votes cast at a meeting at which a quorum is present.

     The following table and narrative sets forth information regarding the principal occupation, other affiliations, committee memberships and age of the nominees and directors of the Company continuing in office.

                                                                                              Term As A
                                                                                              Director
                  Name                     Age              Position With Company               Ends
---------------------------------------   -----   ----------------------------------------   ----------
Nominees For Election:
 Bernard P. O'Sullivan(1)(3) ..........    70     Director                                      1998
 Joseph Schneider(2) ..................    47     Director                                      1998
Directors Continuing in Office:
 Harvey C. Krentzman(1)(2)(3) .........    71     Director                                      1999
 Larry L. Hansen(2)(3) ................    69     Director                                      1999
 Dale L. Peterson(1) ..................    62     Chairman of the Board, Chief Executive        2000
                                                  Officer, President and Director
--------

(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee


     Bernard P. O'Sullivan, Chairman of the Board from May 1990 until March 31, 1994 and Director since 1981; a founder of the Company. Prior to his retirement on May 31, 1987, he was President of O'Sullivan and Murphy, Inc. (a manufacturers' representative selling microwave components), a company he founded in May 1975.

     Joseph Schneider, Director since 1996. Mr. Schneider is President of JSA Partners, Inc., a firm that consults in the aerospace industry. Prior to founding JSA Partners, Inc. in 1997, Mr. Schneider was a Manager at A.T. Kearney, Inc, and before that he was the President of EDS/JSA International after his prior company, JSA International, Inc., was acquired by Electronic Data Systems Corporation in August 1994. Prior thereto, Mr. Schneider was the founder and President of JSA International, Inc. from December 1981 until August 1994.

     Harvey C. Krentzman, Director since 1981. Mr. Krentzman is a founder of the Company. He has been President of Advanced Management Associates, Inc. (financial and management consultants) for more than 39 years. He is currently a director of Jones & Vining, Inc. Mr. Krentzman is a trustee of the Boston Symphony Orchestra, Northeastern University, Beth Israel Hospital, the Norman Rockwell Museum and the U.S.S. Constitution Museum, and is a Corporator of the Woods Hole Oceanographic Institution.

     Larry L. Hansen, Director since 1991. Mr. Hansen was Executive Vice President of Tylan General (a sales and service center for pressure and flow products) from December 1989 until his retirement in January 1991. He is a director of Electro Scientific Industries and Micrel, Inc.

     Dale L. Peterson, Chief Executive Officer and Director since May 1990, President from May 1990 until March 31, 1994 and from January 8, 1998 until the present, and Chairman of the Board since April 1, 1994. Mr. Peterson is a director of Micrel, Inc.

              INFORMATION ABOUT BOARD OF DIRECTORS AND COMMITTEES

Meetings

     The Company's Board of Directors held five meetings during fiscal year 1997. The Board has standing executive, audit and compensation committees; there is no nominating committee. All directors attended all meetings of the Board and of the committees of which they were members.


Executive Committee

     The Executive Committee consists of three members and is reconstituted annually at the first meeting of the Board following the Annual Meeting of Stockholders. The current members of the Committee are Messrs. Bernard P. O'Sullivan (Chairman), Harvey C. Krentzman and Dale L. Peterson. The Executive Committee is authorized to act on behalf of the Board when the Board is not in session. The Executive Committee held no meetings in fiscal year 1997.

Audit Committee

     The Audit Committee consisted of two members until the meeting of the Board of Directors held on August 6, 1998, at which time it was increased to three and Mr. Joseph Schneider was named as a member. The Audit Committee is reconstituted annually at the first meeting of the Board following the Annual Meeting of Stockholders. The current members of the Committee are Messrs. Larry L. Hansen (Chairman), Harvey C. Krentzman and Joseph Schneider. The Audit Committee meets with the Company's auditors and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of, and establishes fees for, audit and non-audit services performed by the independent accountants, reviews the independence of the independent accountants and the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee held three meetings in fiscal year 1997.

Compensation Committee

     The Compensation Committee establishes the compensation and other incentive arrangements of each officer of the Company whose base salary is $125,000 or more. The Compensation Committee consists of three members, currently Messrs. Harvey C. Krentzman (Chairman), Bernard P. O'Sullivan and Larry L. Hansen, and is reconstituted annually at the first meeting of the Board following the Annual Meeting of Stockholders. The Compensation Committee held two meetings in fiscal year 1997.

Compensation of Directors

     Directors who are not employees of the Company receive an annual fee of $5,000 for serving on the Board and a fee of $750 for each Board meeting attended and $300 for each committee meeting attended, plus reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting.


     During 1997, the Company paid consulting fees of $24,800, $6,900 and $11,750 to Bernard P. O'Sullivan, Larry L. Hansen and Joseph Schneider, all of whom are directors of the Company, respectively. Mr. O'Sullivan and Mr. Schneider provided services to the Company in connection with the evaluation of acquisition opportunities and marketing activities and Mr. Hansen in connection with the evaluation of VSAT business opportunities. During 1997, the Company paid $97,500 to Advanced Management Associates, Inc. ("AMA"), for management consulting services provided by Harvey C. Krentzman, a director of the Company and the President and principal owner of

     AMA. The fees paid to AMA and each of Messrs. O'Sullivan, Hansen and Schneider are based on per diem rates. The directors are required to account for their time spent in performing services for the Company. The Company believes these fees are comparable to fees that would be charged by unrelated third parties providing similar services.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                            (Item 2 on Proxy Card)

     The Board of Directors has selected Coopers & Lybrand L.L.P., independent accountants, to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1998. In accordance with a resolution of the Board of Directors, this selection is being presented to the stockholders for ratification at the meeting.

     Coopers & Lybrand L.L.P. has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting and will be given the opportunity to make a statement on behalf of Coopers & Lybrand L.L.P. if they so desire. The representatives also will be available to respond to questions raised by those in attendance at the meeting.

     Proxies solicited by management will be voted for ratification of the selection of Coopers & Lybrand L.L.P. unless stockholders specify otherwise. As discussed at the beginning of this proxy statement, the affirmative vote of a majority of the outstanding shares of Common Stock is required to ratify the selection of Coopers & Lybrand L.L.P. Ratification by the stockholders is not required. If the proposal is not approved by the stockholders, the Board of Directors will not change the appointment for fiscal year 1998, but will consider the stockholder vote in appointing auditors for fiscal year 1999.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THIS PROPOSAL.

                              EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company who are not also directors. Presidents of the Company's operating divisions are considered to be executive officers. The executive officers of the Company are elected annually by the Board of Directors following the Annual Meeting of Stockholders and serve at the discretion of the Board.



             Name                 Age                   Position with Company
------------------------------   -----   ---------------------------------------------------
Gloria L. Duran ..............    61     Vice President, Human Resources and Administration
Gene L. Joles ................    48     President, Arizona Operation and Space Center
Richard E. Nabozny ...........    64     Vice President, Operations
                                         President, Keltec Operation
Edward Rockwell ..............    53     Corporate Controller and Treasurer
Robert J. Schlaefli ..........    39     President, California Operation
Michael D. Smith .............    49     Vice President, Marketing

     Gloria L. Duran, Vice President of Human Resources and Administration since April 1992. She joined the California Microwave Division as Manager, Administrative Services in August 1989.


     Gene L. Joles, President of the Arizona Operation (including the Space Center and the Arizona Microwave Division) of the Company since February 1997. Prior thereto, Mr. Joles was the President of the Arizona Microwave Division since June 1991. From June 1992 until February 1996, Mr. Joles had been the President of the California Microwave Division. From August 1988 until June 1991, he had been Vice President, Operations and General Manager of the Active Assemblies Division of M/A-COM, Inc.

     Richard E. Nabozny, Vice President, Operations of the Company since March 1994 and President of the Keltec Operation since December 1997. From March 1993 until March 1994, Mr. Nabozny served as the Chief Operating Officer. From February 1989 until March 1993, Mr. Nabozny was the Chairman and President of South Coast Components, Pacific Microcomputers, Inc. and Grayco Optical Division of Ditric Optics, Inc.


     Edward G. Rockwell, Corporate Controller of the Company since December 1989 and Treasurer of the Company since July 1997.


     Robert J. Schlaefli, President of the California Operation (f/k/a the California Microwave Division) since February 1996. Prior thereto, Mr. Schlaefli was the General Manager of the California Operation since 1989.


     Michael D. Smith, Vice President, Marketing of the Company since January 1995. From November 1992 until February 1996 Mr. Smith had been the President of the Olektron Components Division. Mr. Smith was the President of the Keltec Division from February 1996 until March 1997. From September 1990 until August 1992, Mr. Smith was Director of Marketing for the Company's Eastern Operations. From July 1989 through August 1990, Mr. Smith served as Vice President of Sales of M/A-COM, Inc.

                             SECURITIES OWNERSHIP

     The following table sets forth information as of March 13, 1998 regarding beneficial ownership of Common Stock of each director and each executive officer named in the Summary Compensation Table, all directors and executive officers as a group, and each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock.

                             Name of Owner                                     Number(1)        Percent
-----------------------------------------------------------------------   ------------------   --------
Directors and Officers
 Gloria Duran .........................................................           22,466            *
 Larry L. Hansen ......................................................           26,666            *
 Gene L. Joles ........................................................           53,266            *
 Harvey C. Krentzman ..................................................        1,392,222(3)        19%
 Richard E. Nabozny ...................................................           35,833            *
 Bernard P. O'Sullivan ................................................          727,419(2)        10%
 Dale L. Peterson .....................................................          306,063            4%
 Edward G. Rockwell ...................................................            4,366            *
 Robert Schlaefli .....................................................           20,023            *
 Joseph Schneider .....................................................           35,000            *
 Michael D. Smith .....................................................           12,500            *
 All directors and executive officers as a group (11 persons) .........        2,635,824           35%

Principal Stockholder
 Caleb Loring III, as Trustee .........................................        1,012,224(4)        14%
  of The Harvey C. Krentzman
   1983 Family Trust
   c/o Essex Associates
   400 Essex Street
   Beverly Farms, MA 01915

--------

*   less than one percent
(1) Includes shares subject to options that are exercisable as of, or within 60 days after, March 13, 1998, as follows: Ms. Duran, 9,133; Mr. Hansen, 26,666 shares; Mr. Joles, 40,000 shares; Mr. Nabozny, 22,500 shares; Mr. Peterson, 212,499 shares; Mr. Rockwell, 2,500; Mr. Schlaefli, 17,423; Mr. Schneider, 25,000: Mr. Smith, 12,500; and all directors and executive officers as a group, 344,055 shares. See also notes 2 and 3 and related information in the table regarding the shares owned by all directors and executive officers as a group.

(2) Includes 117,991 shares which Mr. O'Sullivan has the right to vote, but in which William L. Murphy has the entire direct or indirect pecuniary interest. Also includes 106,294 shares held by a trust of which Mr. O'Sullivan and his spouse are the trustees and of which his children are the beneficiaries. Mr. O'Sullivan disclaims any pecuniary interest in the shares held by such trust. Also includes 39,000 shares held by a trust of which Mr. O'Sullivan's spouse is the trustee and of which his grandchildren are the beneficiaries. Mr. O'Sullivan disclaims any pecuniary interest in the shares held by such trust. Also includes 202,667 shares held jointly with his spouse.
(3) Includes a total of 1,352,222 shares held by seven separate trusts for the benefit of various family members and other relatives of Mr. Krentzman. Mr. Krentzman is not a trustee or beneficiary of any of such trusts, and he disclaims any beneficial or pecuniary interest in the shares held by such trusts. Mr. Krentzman's spouse is co-trustee of one of the trusts.
(4) Represents shares held by a trust for the benefit of certain family members and other relatives of Harvey C. Krentzman and which shares are included in the total number of shares reported in the table for Mr. Krentzman. See note 3 and related information in the table.

                            EXECUTIVE COMPENSATION

1. Report of the Compensation Committee

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the compensation, including bonus and incentive arrangements, of the Company's Chief Executive Officer and to consider and approve or modify the recommendations of the Chief Executive Officer as to the proposed compensation of each executive officer of the Company whose aggregate compensation exceeds a threshold amount fixed by the Board, which in 1997 was $125,000.

     The compensation policy of the Company for its executive officers is based on the following principles:

     [bullet] The compensation program should support the strategic and financial objectives of the Company by rewarding its executive officers for regular and significant improvement in earnings and increase in the value of the Company's Common Stock;

     [bullet] The compensation program should reflect the highly competitive nature of the industry in which the Company operates, and the fact that the key executives throughout the industry are known to each other; and

     [bullet] An important part of the compensation program is to provide performance-based incentives to executive officers by way of equity ownership so that, with successful performance and the consequent increase in the value of the Company, their interests become more and more aligned with those of the owners of the Company's Common Stock.

     The Company designs, develops, manufactures and markets sophisticated electronic components and subsystems, principally in the radio and microwave portion of the spectrum and in power supplies, that are utilized in a broad range of advanced defense, space and communication applications. Most of the competitive entities, across a broad spectrum of the Company's product lines, are known to the members of the Committee, whose experience in the industry is extensive.

     The Chief Executive Officer's salary, bonus and, when granted, options to purchase stock of the Company, are determined annually by the Committee based on the Committee's subjective evaluation of a variety of factors, each of which is weighted, again subjectively, by each member of the Committee according to his own experience and background. Among the criteria used by each member of the Committee in making his evaluation of the appropriate compensation of the Chief Executive Officer are:

     [bullet] the compensation of the chief executives of competitive entities;

     [bullet] his influence on the performance of the Company through his management skills;

     [bullet] his ability to work with, influence and effectuate the policies of the Board of Directors;

     [bullet] his skill in long range planning for the Company's future growth and activities; and

     [bullet] the manner in which he positions the Company to succeed in what has been in recent years a declining market.


     These criteria are used by the members of the Committee in determining each element of compensation. There is no specific relationship between the performance of the Company and the compensation of the executive officers, although, with respect to bonuses and stock options, performance of the Company is given more weight by the Committee than the other criteria.

     Regarding bonuses, the Board of Directors, in accordance with the Company's bonus plan, pursuant to which up to ten percent of the Company's pre-tax profits may be awarded as bonuses, each year sets the maximum amount available to be awarded as bonuses. Within that amount, the Committee, early in the calendar year, prescribes the bonuses for the prior year for all of the Company's executives based upon the criteria outlined above.

     Stock options are similarly determined and granted by the Committee.


                                          Respectfully submitted,


                                          Harvey C. Krentzman, Chairman
                                          Bernard P. O'Sullivan
                                          Larry L. Hansen


2. Report of the Chief Executive Officer

     The Chief Executive Officer recommends to the Compensation Committee the proposed compensation (other than his own) of each executive officer of the Company whose aggregate compensation exceeds a threshold amount fixed by the Board, which in 1997 was $125,000. The Committee considers, and approves or modifies, the recommendations of the Chief Executive Officer.

     In making his evaluation of the performance of an executive officer in his or her area of responsibility, and in formulating his recommendation to the Committee, while the Chief Executive Officer adheres to the criteria and principles enunciated in the Committee's report set forth above, he relies most heavily on the following criteria used by the Committee:

     [bullet] the executive's influence on the performance of the Company through his or her management skills;

     [bullet] the executive's skill in long range planning for the Company's future growth and activities; and

     [bullet] the manner in which the executive positions the Company to succeed in the future.


                                          Respectfully submitted,


                                          Dale L. Peterson

     The following table sets forth information concerning the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") during the fiscal years ended December 31, 1996 and 1997:

                          SUMMARY COMPENSATION TABLE

                                                                                  Long Term
                                                                                 Compensation
                                                 Annual Compensation                 Awards
                                       ----------------------------------------  -------------
               Name and                                                            Options         All Other
          Principal Position            Year       Salary($)       Bonus($)(1)    SAR's (#)    Compensation($)(2)
-------------------------------------- ------  -----------------  ------------- ------------- -------------------
Dale L. Peterson ..................... 1997       $250,010            --             --            $ 1,108
 Chairman of the Board,                1996       $243,760(3)         --           50,000          $   581
 President and Chief Executive Officer
Gene L. Joles ........................ 1997       $155,769            --             --            $ 2,465
 President, Arizona Operation          1996       $150,000          $29,000          --            $ 1,125
 and Space Center
Robert Schlaefli ..................... 1997       $115,003          $27,000          --            $ 2,562
 President, California Operation       1996       $110,966          $61,000          --               --
Michael D. Smith ..................... 1997       $153,940          $10,000          --               --
 Vice President, Marketing             1996       $144,165          $40,000        25,000          $78,793(4)
James S. Walsh(5) .................... 1997       $204,817            --             --               --
 President (until August 6, 1997)      1996       $199,992          $40,000          --               --
 Vice Chairman (from August 6, 1997
 until December 1, 1997)

--------

(1) Earned in 1997 but paid in 1998 in connection with the Company's bonus plan. See "Report of the Compensation Committee."
(2) Represents the Company's matching contribution for the account of the named executive officer under the Company's 401(k) plan. The normal matching contribution is 30% (which was increased from 25% effective as of May 1, 1997) of the first 6% of salary contributed by the employee.
(3) Includes $100,000 in 1997 and $93,750 in 1996 in deferred compensation, which is payable at any time upon request by Mr. Peterson or at the option of the Company. Deferred amounts accrue interest at a rate equal to 60% of the base rate of the Company's bank lender.
(4) Relocation payment in the amount of $78,000 paid pursuant to Mr. Smith's relocation from the Company's facility in Beverly, Massachusetts to its facility in Ft. Walton Beach, Florida. The remainder ($793) paid pursuant to footnote no. 2.
(5) Mr. Walsh resigned on December 1, 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     There were no grants of stock options to the named executive officers during the year ended on December 31, 1997.


     The following table sets forth information concerning unexercised options held on December 31, 1997 by the named executive officers:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                Number of Securities       Value of Unexercised
                               Underlying Unexercised          In-the-Money
                                  Options/SAR's at           Options/SAR's at
                                   Fiscal Year-End           Fiscal Year-End
                                         (#)                       ($)
                                    Exercisable/               Exercisable/
             Name                   Unexercisable             Unexercisable
----------------------------- ------------------------ -------------------------
Gene L. Joles ...............       40,000/     0      $   133,000/$        0
Dale L. Peterson ............      212,499/37,500      $709,996.45/$        0
Robert J. Schlaefli .........        17,423/2,500      $ 53,132.90/$   156.25
Michael D. Smith ............        6,250/31,250      $         0/$20,312.50

     The following graph compares the cumulative shareholder return on the Company's Common Stock over the period commencing May 27, 1993, the date of the Company's initial public offering, through December 31, 1996, to that of the American Stock Exchange Index ("Amex Market Index") and the index published by Media General Financial Services for Standard Industrial Classification Code 3679-Electronic Components, N.E.C. ("Industry Index") assuming the investment of $100 on May 27, 1993. In calculating cumulative total shareholder return, reinvestment of dividends is assumed. The stock price performance shown on the graph is not necessarily indicative of future price performance.



                         CUMULATIVE SHAREHOLDER RETURN


[PERFORMANCE LINE GRAPH]

                                      May 27, 1993 Dec. 31, 1993  Dec. 30, 1994  Dec. 29, 1995  Dec. 31, 1996  Dec. 31, 1997
Signal Technology                         100          73.4           54.7           64.1           95.3           64.1
AMEX Stock Market (US Companies)          100         110.7          103.2          132.8          134.9          168.7
AMEX Stocks (SIC 3670-3679 US Companies)  100         144.7          168.5          287.2          315.4          317.5
Electronic Components and Accessories

                                 OTHER MATTERS


     As of the date of this proxy statement, the management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting of Stockholders. It is intended, however, that the persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may properly be brought before the meeting, as seems to them to be in the best interest of the Company and its stockholders.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to present a proposal for consideration at the Company's next annual meeting of stockholders, which is currently scheduled to be held on May 4, 1999, must submit the proposal to the Company so that it is received at the principal executive offices of the Company, 975 Benecia Avenue, Sunnyvale, California 94086, on or before December 10, 1998. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

                            ADDITIONAL INFORMATION

     In accordance with the provisions of Item 405 of Regulation S-K, the Company hereby reports that there were no delinquent filings under Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1997.


     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR 1997 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO EDWARD ROCKWELL, CORPORATE CONTROLLER, SIGNAL TECHNOLOGY CORPORATION, 975 BENECIA AVENUE, SUNNYVALE, CALIFORNIA 94086.




                                                                      1191-PS-98

SIG51 F                            DETACH HERE



                               COMMON STOCK PROXY

                          SIGNAL TECHNOLOGY CORPORATION

                         Annual Meeting of Stockholders
                             To Be Held May 5, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Revoking any such prior appointment, the undersigned, a stockholder of SIGNAL TECHNOLOGY CORPORATION, hereby appoints HARVEY C. KRENTZMAN and DALE L. PETERSON, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Keltec Division of the Company, 84 Hill Avenue, Fort Walton Beach, Florida on May 5, 1998, at 9:00 a.m. Eastern Daylight Savings Time, and at any adjournments thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE         SIDE
-----------                                                          -----------

SIG51 F                            DETACH HERE



    Please mark
|x| votes as in
    this example.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2) AND, AS TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING, IN THE MANNER PERSONS NAMED AS PROXIES BELIEVE TO BE IN THE BEST INTERESTS OF SIGNAL TECHNOLOGY CORPORATION.

  1. ELECTION OF DIRECTORS                                                                    FOR     AGAINST    ABSTAIN
     Nominees: Bernard P. O'Sullivan and Joseph Schneider      2. RATIFICATION OF COOPERS &   |_|       |_|        |_|
                   FOR         WITHHELD                           LYBRAND LLP AS INDEPENDENT
                   |_|           |_|                              ACCOUNTANTS.

                                                               3. Upon any other matter which may properly come before the meeting or any adjournments thereof.

  |_| ______________________________________________
        Votes withheld for the nominee noted above

                                                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       |_|

                                                               PLEASE SIGN, DATE AND RETURN PROXY CARD
                                                               PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                               When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                               Please sign exactly as name appears hereon.

Signature: __________________________ Date: _______________ Signature: ____________________________________ Date: _________________